Exhibit 99.1
FARO Announces Fourth Quarter and Full Year Financial Results

LAKE MARY, FL, February 15, 2023 - FARO® Technologies, Inc. (Nasdaq: FARO), a global leader in 4D digital reality solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2022.
“Improving fourth quarter customer demand, with strength in Laser Scanners and the European market, as well as the addition of GeoSLAM resulted in year-on-year revenue growth of 10% to $110.5 million on a constant currency basis. Due to a stronger US dollar relative to last year, sales on an actual currency basis were $103.9 million, up 4% compared to the prior year period,” stated Michael Burger, President and Chief Executive Officer. “With our recent acquisition of SiteScape, which enables iOS based low-resolution LiDAR 3D capture, FARO now offers one of the broadest sets of 3D capture devices and technology in the market. Together with the success of our recent product releases and the launch of FARO Sphere, I am excited by the increasing level of customer engagement and the enormous market opportunity represented by digitalizing the physical world.”

Fourth Quarter 2022 Financial Summary
•Total sales of $103.9 million, up 4% compared to the prior year period
•Non-GAAP total sales on a constant currency basis of $110.5 million, up 10% compared to the prior year period
•Software sales, of $12.9 million or 13% of revenue, declined 5% year on year on an actual currency basis primarily as a result of the strengthening US dollar exchange rates as well as the conversion of license revenue to subscription
•Recurring revenue of $18.1 million or 17% of revenue, up from 16% in the prior year period
•Gross margin of 49.1%, compared to 55.6% in the prior year period with the reduction primarily a result of the stronger US dollar to foreign currency exchange rates

•Non-GAAP gross margin of 52.8%, compared to 55.8% in the prior year period
•Operating expenses of $52.7 million, compared to $51.8 million in the prior year period
•Non-GAAP operating expenses of $45.8 million, compared to $44.2 million in the prior year period
•Net loss of $2.2 million, or ($0.12) per share compared to $31.7 million, or ($1.74) per share in the prior year period
•Non-GAAP net income of $7.1 million, or $0.38 per share compared to net income of $8.7 million, or $0.48 per share in the prior year period
•Adjusted EBITDA of $11.7 million, or 11.3% of total sales compared to $14.2 million, or 14.2% of total sales in the prior year period
•Cash and short-term investments of $37.8 million, compared to $48.5 million as of September 30, 2022
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Full Year 2022 Financial Summary
•Total sales of $345.8 million, up 2% compared to the prior year period
•Non-GAAP total sales on a constant currency basis of $361.0 million, up 8% compared to the prior year period
•Net loss of $26.8 million, or ($1.46) per share compared to net loss of $40.0 million, or ($2.20) per share in the prior year period
•Non-GAAP net income of $4.6 million, or $0.25 per share compared to non-GAAP net income of $10.2 million, or $0.56 per share in the prior year period

Outlook for the First Quarter 2023

For the first quarter ending March 31, 2023, FARO currently expects:
•Revenue in the range of $81 to $89 million
•Non-GAAP loss per share in the range of -$0.22 to -$0.02

Note: Revenue performance on a constant currency basis is provided such that users of the financial statements may assess our underlying performance excluding the effect of foreign currency rate fluctuations. To present this information, current period performance for entities reporting in currencies other than U.S. dollars are converted to United States dollars at the exchange rates in effect on December 31, 2021.
Conference Call
The Company will host a conference call to discuss these results on Wednesday, February 15, 2023, at 5:00 p.m. ET. Interested parties can access the conference call by dialing (800) 245-3047 (U.S.) or +1 (203) 518-9765 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO's website at: https://www.faro.com/en/About-Us/Investor-Relations/Financial-Events-and-Presentations
A replay webcast will be available in the Investor Relations section of the company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.
About FARO
For 40 years, FARO has provided industry-leading technology solutions that enable customers to measure their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven reliable accuracy, precision, and immediacy. For more information, visit
www.faro.com.

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share, exclude the impact of purchase accounting intangible amortization expense and fair value adjustments, stock-based compensation, restructuring and other charges, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.

In addition, we present EBITDA, which is calculated as net loss before interest (income) expense, net, income tax expense and depreciation and amortization and fair value adjustments, and Adjusted EBITDA, which is calculated as EBITDA, excluding other (income) expense, net, stock-based compensation, and restructuring and other charges, as measures of our operating profitability. The most directly comparable GAAP measure to EBITDA and Adjusted EBITDA is net loss. We also present Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percent of total sales.

In our fourth quarter reporting, we have included non-GAAP total sales on a constant currency basis. The most directly comparable GAAP measure to total sales on a constant currency basis is total sales. We believe constant currency information is useful in analyzing underlying trends in our business and the commercial performance of our products by eliminating the impact of highly volatile fluctuations in foreign currency markets and allows for period-to-period comparisons of our performance. For simplicity, we may elect to omit this information in future periods if we determine a lack of material impact. To present this information, current period performance for entities reporting in currencies other than U.S. dollars are converted to U.S. dollars at the exchange rate in effect during the last day of the prior comparable period.

Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.

These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about the outlook for the first quarter of 2023, demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, FARO's growth, strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring plan and the timing and amount of cost savings and other benefits expected to be realized from the restructuring plan and other strategic initiatives, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its new strategic plan and restructuring plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the outcome of the U.S. Government's review of, or investigation into, the GSA Matter; any resulting penalties, damages, or sanctions imposed on the Company and the outcome of any resulting litigation to which the Company may become a party; loss of future government sales; and potential impacts on customer and supplier relationships and the Company's reputation;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of the ongoing COVID-19 pandemic, including on our business operations, as well as its impact on general economic and financial market conditions;
•the impact of fluctuations in foreign exchange rates and inflation rates; and
•other risks and uncertainties discussed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 that will be filed with the SEC following this earnings release, and in other SEC filings.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in thousands, except share and per share data)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
SALES
Product	$83,265	$78,355	$265,280	$251,103
Service	20,594	$21,849	80,485	$86,711
Total sales	103,859	100,204	345,765	337,814
COST OF SALES
Product	40,957	$33,115	123,836	$109,024
Service	11,867	$11,382	46,166	$44,863
Total cost of sales	52,824	44,497	170,002	153,887
GROSS PROFIT	51,035	55,707	175,763	183,927
OPERATING EXPENSES
Selling, general and administrative	37,923	35,859	146,657	136,234
Research and development	12,659	12,297	49,415	48,761
Restructuring costs	2,102	3,689	4,614	7,368
Total operating expenses	52,684	51,845	200,686	192,363
(LOSS) INCOME FROM OPERATIONS	(1,649)	3,862	(24,923)	(8,436)
OTHER (INCOME) EXPENSE
Other (income) expense, net	(159)	503	(3,236)	70
Interest (income) expense	(8)	1	(36)	55
(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(1,482)	3,358	(21,651)	(8,561)
INCOME TAX EXPENSE	753	35,070	5,105	31,403
NET LOSS	$(2,235)	$(31,712)	$(26,756)	$(39,964)
NET LOSS PER SHARE - BASIC	$(0.12)	$(1.74)	$(1.46)	$(2.20)
NET LOSS PER SHARE - DILUTED	$(0.12)	$(1.74)	$(1.46)	$(2.20)
Weighted average shares - Basic	18,780,081	18,204,386	18,318,191	18,187,946
Weighted average shares - Diluted	18,780,081	18,204,386	18,318,191	18,187,946

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$37,812	$121,989
Accounts receivable, net	90,326	78,523
Inventories, net	50,026	53,145
Prepaid expenses and other current assets	41,201	19,793
Total current assets	219,365	273,450
Non-current assets:
Property, plant and equipment, net	19,720	22,194
Operating lease right-of-use asset	18,989	22,543
Goodwill	107,155	82,096
Intangible assets, net	48,978	25,616
Service and sales demonstration inventory, net	30,904	30,554
Deferred income tax assets, net	24,192	21,277
Other long-term assets	4,044	2,010
Total assets	$473,347	$479,740
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,286	$14,199
Accrued liabilities	23,345	28,208
Income taxes payable	6,767	4,499
Current portion of unearned service revenues	36,407	40,838
Customer deposits	6,725	5,399
Lease liability	5,709	5,738
Total current liabilities	106,239	98,881
Unearned service revenues - less current portion	20,947	22,350
Lease liability - less current portion	14,649	18,648
Deferred income tax liabilities	11,708	1,058
Income taxes payable - less current portion	8,706	11,297
Other long-term liabilities	49	1,047
Total liabilities	162,298	153,281
Common stock - par value $0.001, 50,000,000 shares authorized; 20,156,233 and 19,588,003 issued; 18,780,013 and 18,205,636 outstanding, respectively	20	20
Additional paid-in capital	328,227	301,061
Retained earnings	46,788	73,544
Accumulated other comprehensive loss	(33,331)	(17,374)
Common stock in treasury, at cost - 1,376,220 and 1,382,367 shares held, respectively	(30,655)	(30,792)
Total shareholders’ equity	311,049	326,459
Total liabilities and shareholders’ equity	$473,347	$479,740

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended December 31,
(in thousands)	2022	2021
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net loss	$(26,756)	$(39,964)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	13,983	13,396
Stock-based compensation	13,317	11,456
Provision for bad debts (net of recoveries)	163	176
Loss on disposal of assets	156	218
Provision for excess and obsolete inventory	(68)	2,297
Impairment of leasehold improvements	507	—
Impairment of intangibles	1,135	—
Deferred income tax expense	2,412	24,706
Change in operating assets and liabilities, net of acquisitions:
(Increase) decrease in:
Accounts receivable, net	(11,198)	(15,577)
Inventories	3,379	(6,706)
Prepaid expenses and other assets	(21,239)	5,996
(Decrease) increase in:
Accounts payable and accrued liabilities	4,777	(13,260)
Income taxes payable	(1,904)	847
Customer deposits	1,343	2,627
Unearned service revenues	(4,863)	312
Net cash used in operating activities	(24,856)	(13,476)
INVESTING ACTIVITIES:
Purchases of property and equipment	(6,371)	(7,035)
Cash paid for technology development, patents and licenses	(10,567)	(4,905)
Acquisitions of businesses and minority share investments, net of cash received	(32,959)	(33,800)
Net cash used in investing activities	(49,897)	(45,740)
FINANCING ACTIVITIES:
Payments on capital leases	(220)	(296)
Payments for taxes related to net share settlement of equity awards	(1,892)	(4,002)
Short term debt	1,115	—
Proceeds from issuance of stock related to stock option exercises	—	5,880
Net cash (used in) provided by financing activities	(997)	1,582
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(8,427)	(6,010)
DECREASE IN CASH AND CASH EQUIVALENTS	(84,177)	(63,644)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	121,989	185,633
CASH AND CASH EQUIVALENTS, END OF YEAR	$37,812	$121,989

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2022	2021	2022	2021
Gross profit, as reported	$51,035	$55,707	$175,763	$183,927
Stock-based compensation (1)	294	165	1,050	635
Purchase accounting intangible amortization and fair value adjustments	3,550	—	3,550	—
Non-GAAP adjustments to gross profit	3,844	165	4,600	635
Non-GAAP gross profit	$54,879	$55,872	$180,363	$184,562
Gross margin, as reported	49.1%	55.6%	50.8%	54.4%
Non-GAAP gross margin	52.8%	55.8%	52.2%	54.6%

Selling, general and administrative, as reported	$37,923	$35,859	$146,657	$136,234
Stock-based compensation (1)	(2,179)	(2,196)	(9,654)	(8,985)
Purchase accounting intangible amortization	(811)	(259)	(1,373)	(908)
Non-GAAP selling, general and administrative	$34,933	$33,404	$135,630	$126,341

Research and development, as reported	$12,659	$12,297	$49,415	$48,761
Stock-based compensation (1)	(818)	(438)	(2,611)	(1,836)
Purchase accounting intangible amortization	(488)	(1,072)	(2,010)	(2,133)
Non-GAAP research and development	$11,353	$10,787	$44,794	$44,792

Operating expenses, as reported	$52,684	$51,845	$200,686	$192,363
Stock-based compensation (1)	(2,997)	(2,634)	(12,265)	(10,821)
Restructuring and other costs (2)	(2,604)	(3,689)	(7,548)	(7,368)
Purchase accounting intangible amortization	(1,299)	(1,331)	(3,383)	(3,041)
Non-GAAP adjustments to operating expenses	(6,900)	(7,654)	(23,196)	(21,230)
Non-GAAP operating expenses	$45,784	$44,191	$177,490	$171,133

(Loss) Income from operations, as reported	$(1,649)	$3,862	$(24,923)	$(8,436)
Non-GAAP adjustments to gross profit	3,844	165	4,600	635
Non-GAAP adjustments to operating expenses	6,900	7,654	23,196	21,230
Non-GAAP income from operations	$9,095	$11,681	$2,873	$13,429

Net loss, as reported	$(2,235)	$(31,712)	$(26,756)	$(39,964)
Non-GAAP adjustments to gross profit	3,844	165	4,600	635
Non-GAAP adjustments to operating expenses	6,900	7,654	23,196	21,230
Income tax effect of non-GAAP adjustments	(2,149)	(1,191)	(6,163)	(5,432)
Other tax adjustments (3)	772	33,779	9,675	33,779
Non-GAAP net income	$7,132	$8,695	$4,552	$10,248

Net loss per share - Diluted, as reported	$(0.12)	$(1.74)	$(1.46)	$(2.20)
Stock-based compensation (1)	0.18	0.16	0.73	0.63
Restructuring and other costs (2)	0.14	0.20	0.41	0.40
Purchase accounting intangible amortization and fair value adjustments	0.25	0.07	0.37	0.17
Income tax effect of non-GAAP adjustments	(0.11)	(0.06)	(0.33)	(0.30)
Other tax adjustments (3)	0.04	1.85	0.53	1.86
Non-GAAP net income per share - Diluted	$0.38	$0.48	$0.25	$0.56

(1) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(2) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. The Restructuring and other costs primarily consist of severance and related benefits.

(3) The other tax adjustments primarily relate to the impact of certain jurisdictions maintaining a full valuation allowance where benefit is not accrued on U.S. GAAP pre-tax book losses.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2022	2021	2022	2021
Net loss	$(2,235)	$(31,712)	$(26,756)	$(39,964)
Interest (income) expense, net	(8)	1	(36)	55
Income tax expense	753	35,070	5,105	31,403
Depreciation and amortization and fair value adjustments	7,472	3,836	17,533	13,396
EBITDA	5,982	7,195	(4,154)	4,890
Other (income) expense, net	(159)	503	(3,236)	70
Stock-based compensation	3,291	2,799	13,315	11,456
Restructuring and other costs (1)	2,604	3,689	7,548	7,368
Adjusted EBITDA	$11,718	$14,186	$13,473	$23,784
Adjusted EBITDA margin (2)	11.3%	14.2%	3.9%	7.0%

(1) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. The Restructuring and other costs primarily consist of severance and related benefits.

(2) Calculated as Adjusted EBITDA as a percentage of total sales.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
KEY SALES MEASURES
(UNAUDITED)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2022	2021	2022	2021
Total sales to external customers as reported
Americas (1)	$44,345	$40,438	$154,422	$140,633
EMEA (1)	31,680	29,035	98,174	104,350
APAC (1)	27,834	30,731	93,169	92,831
	$103,859	$100,204	$345,765	$337,814

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2022	2021	2022	2021
Total sales to external customers in constant currency (2)
Americas (1)	$43,894	$41,677	$153,897	$141,579
EMEA (1)	35,597	28,180	106,642	100,002
APAC (1)	30,987	30,356	100,502	91,552
	$110,478	$100,213	$361,041	$333,133

(1) Regions represent North America and South America (Americas); Europe, the Middle East, and Africa (EMEA); and the Asia-Pacific (APAC).

(2) We compare the change in the sales from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect during the last day of the prior comparable period, rather than the actual exchange rates in effect during the respective periods.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2022	2021	2022	2021

Hardware	$70,322	$64,661	$220,919	$206,024
Software	12,943	13,694	44,361	45,079
Service	20,594	21,849	80,485	86,711
Total Sales	$103,859	$100,204	$345,765	$337,814

Hardware as a percentage of total sales	67.7%	64.5%	63.9%	61.0%
Software as a percentage of total sales	12.5%	13.7%	12.8%	13.3%
Service as a percentage of total sales	19.8%	21.8%	23.3%	25.7%

Total Recurring Revenue (3)	$18,088	$16,468	$68,272	$64,067
Recurring revenue as a percentage of total sales	17.4%	16.4%	19.7%	19.0%

(3) Recurring revenue is comprised of hardware service contracts, software maintenance contracts, and subscription based software applications.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF OUTLOOK - GAAP TO NON-GAAP

	Fiscal quarter ending March 31, 2023
	Low	High
GAAP diluted loss per share range	$(0.80)	$(0.54)
Stock-based compensation	0.18	0.18
Purchase accounting intangible amortization	0.06	0.06
Restructuring and other costs	0.20	0.20
Non-GAAP tax adjustments	0.14	0.08
Non-GAAP diluted loss per share	$(0.22)	$(0.02)